John Hancock Tax-Advantaged Global Shareholder Yield Fund
POWER OF ATTORNEY
The undersigned Trustee or Officer of John Hancock Tax-Advantaged Global Shareholder Yield Fund* (the “Fund”), a Massachusetts business trust, does hereby appoint John J. Danello, Kinga Kapuscinski, Thomas M. Kinzler, Nicholas J. Kolokithas, Julie B. Lyman, Patricia A. Morisette, Christopher Sechler, Betsy Anne Seel, Steven Sunnerberg and Andrew Wilkins, to be my true, sufficient and lawful attorneys-in-fact, with full power to each of them, and each acting singly, to sign for me, in my name and in the capacity indicated below, any registration statements on Form N-2 to be filed by the Fund under the Investment Company Act of 1940, as amended (the “1940 Act”), and under the Securities Act of 1933, as amended (the “1933 Act”), and any and all exhibits and other documents relating thereto, and any and all amendments to said registration statements, and to do generally all such things in my name and on my behalf in the capacity indicated below to enable the Fund to comply with the 1940 Act, the 1933 Act, and all requirements of the Securities and Exchange Commission thereunder.
IN WITNESS WHEREOF, I have hereunder set my hand on this instrument as of the 6th day of March, 2012.

Name	Signature	Title

Keith F. Hartstein	/s/ Keith F. Hartstein	President and Chief Executive Officer

Charles A. Rizzo	/s/ Charles A. Rizzo	Chief Financial Officer (Principal Financial

Officer and Principal Accounting Officer)

William H. Cunningham	/s/ William H. Cunningham	Trustee

Deborah C. Jackson	/s/ Deborah C. Jackson	Trustee

Stanley Martin	/s/ Stanley Martin	Trustee

Patti McGill Peterson	Patti McGill Peterson	Trustee

Name	Signature	Title

Hugh McHaffie	/s/Hugh McHaffie	Trustee

John A. Moore	/s/John A. Moore	Trustee

Steven R. Pruchansky	/s/Steven R. Pruchansky	Trustee

Gregory A. Russo	/s/Gregory A. Russo	Trustee

John G. Vrysen	/s/John G. Vrysen	Trustee

*	1940 Act File No. 811-22056